For Period ended 11/30/12                                    Series 20
File Number 811-7852

Sub-Item 77Q1(e): Exhibits

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The text described in the answers to sub-item 77Q1 referring to new investment advisory contracts shall hereby be incorporated by reference. Please refer to the Definitive Information Statement Filing DEF14C on Form N-1A dated January 15, 2013 for USAA Mutual Funds Trust.